WORLDWIDE ASSIGNMENT OF INTEREST IN AN INVENTION
                         SUBJECT OF A PATENT APPLICATION

     WHEREAS I, Walter NIEMI, Citizen of Canada whose full post office address is:

     P.O.  Box  44,  Richbar  Store,  Quesnel,  British Columbia, Canada V2J 5E5

have invented certain new and useful improvements in the field of mixing systems covered by an application for Canadian Letters Patent thereon entitled "MULTIPLE DRUM MIXING SYSTEM";

     AND WHEREAS NIEW INDUSTRIES INC., a business under the laws of the Province of British Columbia and whose post office address is 5975 Selkirk Crescent, Prince George, British Columbia, Canada, V2N 2G9, is desirous of acquiring the full and exclusive right, title and interest in and to said application inclusive of any and all priority rights derived therefrom for countries foreign to Canada, and in and to all Letters Patent issuing in countries foreign to Canada, including the United States of America, to be granted for said inventions based on patent applications filed in such foreign countries claiming priority from said application to Canada;

     NOW, THEREFORE, for a valuable consideration, the receipt whereof is hereby acknowledged, I the said assignor, do hereby sell, assign, transfer, and set over unto the said assignee, its successors and assigns, the full and exclusive right, title and interest in an to the invention disclosed in the aforesaid application inclusive of any and all priority rights derived therefrom, and in and to all Letters Patent and reissues thereof which may be granted upon such applications in countries foreign to Canada, including the United States of America; the same to be held and enjoyed by the said assignee for its own use and behoof, and for the use and behoof of its successors and assigns, to the full end of the term or terms for which said Letters Patent in foreign countries and reissues thereof may be granted as full and entirely as the same would have been held and enjoyed by me had this assignment and sale not been made;

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     AND  I  hereby  agree  to execute, upon request, any and all further papers which may be necessary or desirable to enable the said assignee, its successors and assigns, to file and prosecute any and all applications for foreign Letters Patent on said invention; and I further agree to execute any and all further papers which may be necessary or desirable to vest or perfect the title of said assignee, its successors and assigns, in and to the inventions therein disclosed, and in and to any and all foreign Letters Patent and reissues thereof which may be granted upon foreign applications, including the United States of America;

     AND I hereby authorize and request The Commissioner of Patents to issue each and every Letters Patent to be granted upon the aforesaid foreign applications, including the United States of America, and upon any and all substitutes, divisions, and continuations of said foreign applications, and each and every reissue of said Letters Patent, to the said assignee, its successors and assigns, as the assignee of the entire right, title and interest therein, in accordance with this assignment.

Signed  at  Quesnel,  British  Columbia,  Canada, this 07 day of November, 1999.

/s/  signed          /s/  signed
-----------          -----------
Witness              Walter  NIEMI

                               WITNESS DECLARATION

I, Ken Bergestad, hereby declare that I did witness Walter NIEMI, who is personally known to me, execute the attached patent assignment in regard of a "MULTIPLE DRUM MIXING SYSTEM", at Quesnel, British Columbia, Canada, on the
     day  of  November,  1999.

     /s/  signed
     -----------
     Signature